Exhibit 99.1

26 April 2022 | NYSE:NXRT

EARNINGS SUPPLEMENT: FIRST QUARTER 2022

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: (214) 276-6300

INVESTOR RELATIONS:

JACKIE GRAHAM

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	2
Overview	4
Highlights of Recent Activity	5
Financial Summary	6
2022 Full Year Guidance	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
NOI and Same Store NOI	11
Q1 Same Store Results	12
Q1 Same Store Properties Operating Metrics	14
QoQ Same Store Properties Operating Metrics	15
FFO, Core FFO and AFFO	16
Historical Capital Expenditures	17
Value-Add Program Details	18
Outstanding Debt Details	21
Debt Maturity Schedule	23
Historical Acquisition Details	24
Historical Disposition Details	25
Definitions and Reconciliations of Non-GAAP Measures	26

ESTATES ON MARYLAND: PHOENIX, AZ

FURTHER EXPANSION IN TOP PERFORMING PHOENIX MSA

   HIGH QUALITY WORKFORCE HOUSING WITH UPSIDE

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpoint.com

(214) 276-6300

Media inquiries: JGraham@nexpoint.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS FIRST QUARTER 2022 RESULTS

NXRT Increases 2022 Full Year Guidance; Continues to See Strong Rental Rate Growth and Execute Value-Add Strategy

Dallas, TX, April 26, 2022 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the first quarter ended March 31, 2022.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(4.7)M, $19.0M, $20.1M and $22.3M, respectively, attributable to common stockholders for the quarter ended March 31, 2022, compared to Net Loss, FFO, Core FFO and AFFO of $(6.9)M, $13.8M, $14.1M and $16.0M, respectively, attributable to common stockholders for the quarter ended March 31, 2021.

•

For the three months ended March 31, 2022, Q1 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 15.4%, 11.3% and 16.4%, respectively and occupancy decreased 90 bps from the prior year period.

•	The weighted average effective monthly rent per unit across all 39 properties held as of March 31, 2022 (the “Portfolio”), consisting of 14,776 units[4], was $1,310, while physical occupancy was 94.2%.
•	NXRT paid a first quarter dividend of $0.38 per share of common stock on March 31, 2022.
•

During the first quarter, for the properties in our Portfolio, we completed 531 full and partial upgrades and leased 489 upgraded units, achieving an average monthly rent premium of $138 and a 26.3% ROI[5].

•

Since inception, for the properties currently in our Portfolio, we have completed 6,398 full and partial, 4,510 kitchen and laundry appliances and 9,624 technology packages, resulting in a $139, $48 and $43 average monthly rental increase per unit and a 21.8%, 70.8% and 33.5% ROI, respectively.

•	During the three months ended March 31, 2022, through its at-the-market offering (“ATM program”), NXRT issued 52,091 shares of common stock for approximately $4.3 million in gross proceeds
(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net loss, see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 34 properties encompassing 13,456 units of apartment space in our Same Store pool for the three months ended March 31, 2022 (our “Q1 Same Store” properties). The same store unit count excludes 44 units that are currently down due to casualty events (Silverbrook: 16 units, Timber Creek: 15 units, Venue at 8651: 8 units, The Preserve at Terrell Mill: 3 units, Bloom: 1 unit and Old Farm: 1 unit).

(4)

Total number of units owned in our Portfolio as of March 31, 2022 is 14,825, however 49 units are currently down due to casualty events (Silverbrook: 16 units, Timber Creek: 15 units, Venue at 8651: 8 units, Six Forks Station: 5 units, The Preserve at Terrell Mill: 3 units, Bloom: 1 unit and Old Farm: 1 unit).

(5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

NXRT.NEXPOINT.COM	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

First Quarter 2022 Financial Results

•	Total revenues were $60.8 million for the first quarter of 2022, compared to $51.8 million for the first quarter of 2021.
•

Net loss for the first quarter of 2022 totaled $(4.7) million, or loss of $(0.18) per diluted share, which included $23.7 million of depreciation and amortization expense. This compared to net loss of $(6.9) million, or loss of $(0.27) per diluted share, for the first quarter of 2021, which included $20.8 million of depreciation and amortization expense.

•

The change in our net loss of $(4.7) million for the three months ended March 31, 2022 as compared to our net loss of $(6.9) million for the three months ended March 31, 2021 primarily relates to increases in rental income, partially offset by increases in depreciation and property operating expenses.

•	For the first quarter of 2022, NOI was $36.6 million on 39 properties, compared to $29.7 million for the first quarter of 2021 on 37 properties.
•	For the first quarter of 2022, Q1 Same Store NOI increased 16.4% to $33.2 million, compared to $28.5 million for the first quarter of 2021.
•	For the first quarter of 2022, FFO totaled $19.0 million, or $0.74 per diluted share, compared to $13.8 million, or $0.55 per diluted share, for the first quarter of 2021.
•	For the first quarter of 2022, Core FFO totaled $20.1 million, or $0.78 per diluted share, compared to $14.1 million, or $0.56 per diluted share, for the first quarter of 2021.
•	For the first quarter of 2022, AFFO totaled $22.3 million, or $0.87 per diluted share, compared to $16.0 million, or $0.64 per diluted share, for the first quarter of 2021.

First Quarter Earnings Conference Call

NexPoint Residential Trust, Inc., ("NXRT" or the "Company"), (NYSE:NXRT) announced today that the Company is scheduled to host a conference call on Tuesday, April 26, 2022 at 11:00 a.m. ET (10:00 am CT), to discuss first quarter 2022 financial results. The conference call can be accessed live over the phone by dialing 888-220-8451 or, for international callers, + 1 323-794-2588 and using passcode Conference ID: 8614947.  A live audio webcast of the call will be available online at the Company's website, nxrt.nexpoint.com (under “Resources”). An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, May 3, 2022 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 8614947.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “plan” and similar expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, NXRT’s updated guidance for financial results for the full year 2022, including earnings per diluted share, Core FFO per diluted share, same store rental income, same store total revenue and same store NOI, and the related assumptions, including expected acquisitions and dispositions, shares outstanding and same store growth projections, NXRT’s net asset value and the related components and assumptions, including pro forma adjustments for acquisitions and dispositions, the NOI related to the acquired or disposed of properties, the Cornerstone loan refinancing, estimated value-add expenditures, debt payments, outstanding debt and shares outstanding, NOI guidance for the second quarter 2022 and the related assumptions, planned value-add programs, including projected average rent, rent change and return on investment, expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate duration and severity of the COVID-19 pandemic and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the

NXRT.NEXPOINT.COM	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

NXRT.NEXPOINT.COM	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: FIRST QUARTER 2022 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE:NXRT
Share Price (1)	$89.56
Insider Ownership	12.42%
2022 Q2 Dividend Per Share	$0.38
Dividend Yield (1)	1.70%
Shares outstanding - basic (2)	25,620
Shares outstanding - diluted (2)	25,620
(1)	As of the close of market trading on April 25, 2022.
(2)

Weighted average for the three months ended March 31, 2022. If the Company sustains a net loss for the period presented, unvested restricted stock units are not included in the calculation of diluted shares outstanding.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	17.5%
South Florida	13.2%
Phoenix	11.3%
Atlanta	9.8%
Nashville	9.0%
Houston	8.0%
Orlando	7.9%
Las Vegas	7.9%
Charlotte	7.3%
Raleigh	4.2%
Tampa	3.9%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

Revenue ($000s)
$65,000
$50,000
$35,000
$20,000
$5,000
$1,325
$1,050
$775
$500
4Q14
3Q16
2Q18
1Q20
4Q21

NXRT.NEXPOINT.COM	Page 4

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Recent Activity

ACQUISITIONS

Property Name	Location	Date of Acquisition	Purchase Price	Mortgage Debt	# Units
The Adair	Sandy Springs, GA	April 1, 2022	$65,500	$35,115	232
Estates on Maryland	Phoenix, AZ	April 1, 2022	77,900	43,157	330
			$143,400	$78,272	562

NXRT Q1 2022 NEW LEASES & RENEWALS

Market	New Leases	% Increase	Rent Increase	Renewals	% Increase	Rent Increase
DFW	323	24.8%	$254.27	336	20.7%	$202.99
HOU	176	15.1%	$176.55	172	11.0%	$128.44
CHA	140	17.4%	$197.06	157	13.4%	$147.34
NASH	170	24.5%	$273.76	202	17.0%	$181.93
ATL	173	18.9%	$229.60	151	15.7%	$187.39
ORL	138	36.0%	$432.33	170	24.6%	$287.54
TPA	73	33.4%	$360.64	51	27.0%	$287.12
South FL	184	36.4%	$551.93	257	21.4%	$322.93
PHX	221	27.1%	$317.87	216	19.2%	$234.35
LSV	139	18.3%	$223.24	149	15.5%	$184.79
RDU	53	6.5%	$83.32	91	13.5%	$167.87
TOTAL	1,790	24.3%	$290.67	1,952	18.2%	$214.36

ROOM FOR FUTURE RENT GROWTH

Compared to other multifamily options, there is still a significant variance between other multifamily Class B options[1] ($294) and Class A options[1] ($561), SFR options[2] ($703) *leaving plenty of room for continued NXRT rent growth.*

Average of Q1'22 Eff Rent
Average SFR Rent
Average Class A Rent
Average Class B Rent
$3,000
$2,500
$2,000
$1,500
$1,000
$500
ATL
CHA
DFW
HOU
LSV
NASH
ORL
PHX
RDU
SFL
TPA
$1,861
$1,837
$1,572
$1,314
$1,857
$1,682
$1,516
$1,250
$2,036
$1,649
$1,362
$1,133
$1,798
$1,408
$1,197
$1,114
$2,096
$1,734
$1,540
$1,342
$1,994
$1,631
$1,427
$1,183
$1,947
$1,896
$1,649
$1,352
$1,804
$1,738
$1,591
$1,381
$1,805
$1,697
$1,493
$1,309
$2,757
$2,554
$2,253
$1,627
$2,004
$1,969
$1,545
$1,220

(1)	Source: RealPage as of March 31, 2022.
(2)	Source: Average of Invitation Homes and American Homes 4 Rent. Average effective rent per market based on recent public filings as of December 31, 2021 and assuming a 5% rent increase.

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q1 2022	Q1 2021	FY 2021	FY 2020
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$2,321,000	$1,158,000	$2,138,000	$1,058,000
Share Price (as of the last day of the period)	$90.31	$46.09	$83.83	$42.31
Weighted average common shares outstanding - basic	25,620	25,068	25,170	24,715
Weighted average common shares outstanding - diluted	25,620	25,068	25,760	25,234

Earnings Profile
Total revenues	$60,786	$51,796	$219,240	$204,800
Net income (loss) attributable to common stockholders	(4,653)	(6,879)	23,037	44,018
NOI (1)	36,565	29,724	128,389	118,396
Same Store NOI (2)	33,155	28,495	115,332	109,286
Same Store NOI Growth (%) (2)	16.4%		5.5%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$(0.18)	$(0.27)	$0.89	$1.74
FFO (1)	$0.74	$0.55	$2.47	$2.27
Core FFO (1)	$0.78	$0.56	$2.43	$2.20
AFFO (1)	$0.87	$0.64	$2.75	$2.47
Dividends declared per common share	$0.380	$0.341	$1.404	$1.279
FFO Coverage (3)	1.95x	1.62x	1.76x	1.77x
Core FFO Coverage (3)	2.06x	1.65x	1.73x	1.72x
AFFO Coverage (3)	2.30x	1.88x	1.96x	1.94x

Portfolio
Total Properties	39	37	39	37
Total Units (4)	14,776	13,976	14,825	14,205
Occupancy	94.2%	95.3%	94.3%	94.1%
Average Effective Monthly Rent per Unit	$1,310	$1,130	$1,261	$1,128

Same Store Portfolio Metrics (2)
Total Same Store Properties	34	34	33	33
Total Same Store Units	13,456	13,406	13,098	13,148
Occupancy	94.4%	95.3%	94.2%	93.9%
Average Effective Monthly Rent per Unit	$1,310	$1,135	$1,255	$1,130

Value-Add Program
Completed Full/Partial Interior Rehab Units	531	285	1,264	1,679
Cumulative Completed Rehab Units (5)	6,398
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$139
ROI on Post-Rehab Units	21.8%

Outstanding Debt Summary
Total Mortgage Debt	$1,280,765	$1,167,880
Credit Facilities	335,000	183,000
Total Debt Outstanding	$1,615,765	$1,350,880
Leverage Ratio (Net Debt to Enterprise Value) (6)	39%	53%
(1)

For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO,” “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.

(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q1 Same Store properties, see the “Q1 Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Total units owned as of March 31, 2022 is 14,825, however 49 units are currently excluded due to casualty events.
(5)	Inclusive of all full and partial interior upgrades completed through March 31, 2022. Cumulative results exclude rehabs completed for properties sold through March 31, 2022.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2022 Full Year Guidance Summary

NXRT is providing updated 2022 guidance ranges for earnings per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses and Same Store NOI as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings (loss) per diluted share (2)	$4.11	$4.19	$4.28	$4.15
Core FFO per diluted share (2) (3)	$2.93	$3.01	$3.09	$2.97

Same Store Growth: (4)
Rental Income	10.7%	11.4%	12.2%	10.9%
Total Revenue	10.1%	10.8%	11.6%	10.2%
Total Expenses	6.6%	5.9%	5.2%	6.3%
Same Store NOI (3)	12.6%	14.3%	16.0%	13.0%

Other Considerations: (5)
Acquisitions	$150.0	$225.0	$300.0	$225.0
Dispositions	$150.0	$225.0	$300.0	$225.0
(1)

Full Year 2022 guidance forecast includes Same Store growth projections presented above, which takes into effect the forecast dispositions of Old Farm, Stone Creek at Old Farm and Hollister Place, thereby removing those assets from the Full Year 2022 pro forma Same Store pool.

(2)	Weighted average diluted share count estimate for full year 2021 is approximately 26.2 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2022 Same Store NOI and Core FFO guidance to net loss guidance and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2022 pro forma Same Store pool (31 properties).
(5)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are incorporated into the EPS and CFFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

Additional information on 2022 financial and earnings guidance is included in the following sections of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	13.5%	3.5%	3.8%	$555,577	$614,942
Houston	5.6%	3.9%	4.2%	$206,726	$229,988

North Carolina
Raleigh	4.2%	3.5%	3.8%	172,087	190,475
Charlotte	6.8%	3.5%	3.8%	$279,675	$309,560

Georgia
Atlanta	11.0%	3.5%	3.8%	$451,898	$500,185

Tennessee
Nashville	8.0%	3.5%	3.8%	$326,307	$361,174

Florida
Orlando	7.5%	3.5%	3.8%	$309,027	$342,048
Tampa	3.2%	3.5%	3.8%	$132,892	$147,092
South Florida	15.7%	3.5%	3.8%	$642,898	$711,594

Nevada
Las Vegas	9.0%	3.5%	3.8%	$367,306	$406,553

Arizona
Phoenix	15.5%	3.5%	3.8%	$634,421	$702,212
Total / Ave	100.0%	3.5%	3.8%	$4,078,814	$4,515,823

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$4,078,814	$4,515,823
Cash	99,538
Restricted Cash - Renovation Reserves (5)	14,057
Renovation Capital Expenditures (5)	(14,057)
Cash Adjustments (6)	(71,981)
Fair Market Value of Interest Rate Swaps	58,104
Other Assets	39,581
Value of Assets	$4,204,056	$4,641,065

Tangible Liabilities
Credit Facility (7)	$335,000
Mortgage Debt	1,280,765
New Mortgage Debt - Adair/Estates (4/1/2022) (4)	78,272
Total Outstanding Debt	1,694,037
Forward 12-month Principal Payments	(854)
Total Outstanding Debt (FY 2022 Est.)	1,693,183
Other Tangible Liabilities (at Book)	28,023
Value of Liabilities	$1,721,206
Net Leverage (mid-point)	39%
Net Asset Value	$2,482,850	$2,919,859
Shares outstanding - diluted (FY 2022 Est.)	26,251
Est. NAV / Share	$94.58	$111.23
NAV / Share (mid-point)	$102.90

NOI ESTIMATE

Q4 2021 NOI Actual	34,789
Q1 2022 NOI Actual	36,565
	Low	High
Estimated Q2 2022 NOI Guidance (3)	36,940	38,540
2022 NOI Pro Forma Guidance (3)(4)	$153,886	$158,974

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$4,078,814	$4,515,823
No. of Units (April 1, 2022) (2)(4)	15,387
Implied Value/Apartment Unit	$265.1	$293.5
Implied Value/Apartment Unit (mid-point)	$279.3

(1)	Management estimates based on independent third-party review of our properties.
(2)	Full Year 2022 NOI Guidance is presented for the existing portfolio (41 properties as of April 1, 2022).
(3)

The Company anticipates net income will be in the range between approximately $108.2 million and $112.6 million for the full year 2022 and between ($5.0) million and ($6.6) million for the second quarter of 2022. FY 2022 NOI Guidance considers the completed acquisitions of The Adair and Estates on Maryland and the forecasted dispositions of Hollister Place, Old Farm and Stone Creek at Old Farm and assumes no further acquisition or disposition activity for the remainder of the year.

(4)

2022 Pro Forma NOI assumes The Adair, Estates on Maryland, Old Farm, Stone Creek and Hollister Place were owned for the full year 2022, which we estimate would have contributed approximately an additional $800, $1,000, $1,900, $500 and $700, respectively, to NOI. The Adair and Estates on Maryland mortgage debt added to liabilities.

(5)	Includes approximately $14.1 million that is held for value-add upgrades; reduced by $14.1 million for estimated 2022 rehab expenditures.
(6)

Includes approximately $0.9 million in forward 12-month principal payments (which excludes the repayment of The Cornerstone loan which we expect to refinance in 2023) and $71.1 million of cash used to purchase The Adair and Estates on Maryland on April 1, 2022.

(7)	Includes outstanding balance of March 31, 2022.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$375,857	$375,857
Buildings and improvements	1,745,341	1,743,866
Intangible lease assets	1,376	2,576
Construction in progress	4,529	6,078
Furniture, fixtures and equipment	127,030	120,419
Total Gross Operating Real Estate Investments	2,254,133	2,248,796
Accumulated depreciation and amortization	(309,002)	(287,096)
Total Net Real Estate Investments	1,945,131	1,961,700
Cash and cash equivalents	99,538	49,450
Restricted cash	32,586	39,246
Accounts receivable, net	9,421	4,844
Prepaid and other assets	11,631	4,701
Fair market value of interest rate swaps	58,104	3,526
TOTAL ASSETS	$2,156,411	$2,063,467

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,276,240	$1,276,285
Credit facility, net	332,979	278,215
Accounts payable and other accrued liabilities	12,539	12,590
Accrued real estate taxes payable	7,896	13,182
Accrued interest payable	2,788	2,491
Security deposit liability	2,989	2,945
Prepaid rents	1,811	1,775
Total Liabilities	1,637,242	1,587,483

Redeemable noncontrolling interests in the Operating Partnership	6,614	6,139

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,700,190 and 25,500,567 shares issued and outstanding, respectively	257	255
Additional paid-in capital	411,059	407,803
Accumulated earnings less dividends	44,246	59,209
Accumulated other comprehensive income	56,993	2,578
Total Stockholders' Equity	512,555	469,845
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,156,411	$2,063,467

NXRT.NEXPOINT.COM	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Revenues
Rental income	$59,297	$50,340
Other income	1,489	1,456
Total revenues	60,786	51,796
Expenses
Property operating expenses	13,596	11,216
Real estate taxes and insurance	8,720	8,722
Property management fees (1)	1,757	1,485
Advisory and administrative fees (2)	1,843	1,868
Corporate general and administrative expenses	3,486	2,940
Property general and administrative expenses	2,006	1,559
Depreciation and amortization	23,718	20,758
Total expenses	55,126	48,548
Operating income	5,660	3,248
Interest expense	(10,636)	(10,616)
Casualty gain	128	—
Miscellaneous income	181	468
Net loss	(4,667)	(6,900)
Net loss attributable to redeemable noncontrolling interests in the Operating Partnership	(14)	(21)
Net loss attributable to common stockholders	$(4,653)	$(6,879)
Other comprehensive income
Unrealized gains on interest rate derivatives	54,579	31,342
Total comprehensive income	49,912	24,442
Comprehensive income attributable to redeemable noncontrolling interests in the Operating Partnership	150	73
Comprehensive income attributable to common stockholders	$49,762	$24,369

Weighted average common shares outstanding - basic	25,620	25,068
Weighted average common shares outstanding - diluted	25,620	25,068

Loss per share - basic	$(0.18)	$(0.27)
Loss per share - diluted	$(0.18)	$(0.27)
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI for the Three Months Ended March 31, 2022 and 2021

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Q1 Same Store NOI for the three months ended March 31, 2022 and 2021 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended March 31,
		2022	2021
Net loss		$(4,667)	$(6,900)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		1,843	1,868
Corporate general and administrative expenses		3,486	2,940
Casualty-related expenses	(1)	1,047	42
Casualty gains		(128)	—
Pandemic expense	(2)	3	24
Property general and administrative expenses	(3)	627	376
Depreciation and amortization		23,718	20,758
Interest expense		10,636	10,616
NOI		$36,565	$29,724
Less Non-Same Store
Revenues		(5,283)	(1,919)
Operating expenses		1,876	1,031
Operating income		(3)	(341)
Same Store NOI		$33,155	$28,495
(1)	Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses.
(2)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19.
(3)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q1 Same Store Results of Operations for the Three Months Ended March 31, 2022 and 2021

There are 34 properties encompassing 13,456 units of apartment space, or approximately 90.8% of our Portfolio, in our same store pool for the three months ended March 31, 2022 and 2021 (our “Q1 Same Store” properties). Our Q1 Same Store properties exclude the following 5 properties in our Portfolio as of March 31, 2022: The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station, High House at Cary and Cutter’s Point as well as the 44 units mentioned on page 1 that are currently down.

As of March 31, 2022, our Q1 Same Store properties were approximately 94.4% leased with a weighted average monthly effective rent per occupied apartment unit of $1,310, a year-over-year decrease of 90 bps and increase of $175, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended March 31, 2022 and 2021 for our Q1 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended March 31,
	2022	2021	$ Change	% Change
Revenues
Same Store
Rental income	$54,121	$48,434	$5,687	11.7%
Other income	1,382	1,443	(61)	-4.2%
Same Store revenues	55,503	49,877	5,626	11.3%
Non-Same Store
Rental income	5,176	1,906	3,270	N/M
Other income	107	13	94	N/M
Non-Same Store revenues	5,283	1,919	3,364	N/M
Total revenues	60,786	51,796	8,990	17.4%

Operating expenses
Same Store
Property operating expenses (1)	11,569	10,565	1,004	9.5%
Real estate taxes and insurance	8,110	8,407	(297)	-3.5%
Property management fees (2)	1,605	1,423	182	12.8%
Property general and administrative expenses (3)	1,242	1,115	127	11.4%
Same Store operating expenses	22,526	21,510	1,016	4.7%
Non-Same Store
Property operating expenses (4)	977	585	392	N/M
Real estate taxes and insurance	610	315	295	N/M
Property management fees (2)	152	62	90	N/M
Property general and administrative expenses (5)	137	69	68	N/M
Non-Same Store operating expenses	1,876	1,031	845	N/M
Total operating expenses	24,402	22,541	1,861	8.3%

Operating income
Same Store
Miscellaneous income	178	128	50	39.1%
Non-Same Store
Miscellaneous income	3	341	(338)	N/M
Total operating income	181	469	(288)	N/M

NOI
Same Store	33,155	28,495	4,660	16.4%
Non-Same Store	3,410	1,229	2,181	N/M
Total NOI (6)	$36,565	$29,724	$6,841	23.0%
(1)	For the three months ended March 31, 2022 and 2021, excludes approximately $(1,676,000) and $58,000, respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

NXRT.NEXPOINT.COM	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the three months ended March 31, 2022 and 2021, excludes approximately $609,000 and $322,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the three months ended March 31, 2022 and 2021, excludes approximately $117,000 and $8,000, respectively, of casualty-related expenses.
(5)

For the three months ended March 31, 2022 and 2021, excludes approximately $18,000 and $54,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q1 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended March 31, 2022 and 2021 (dollars in thousands, except for per unit data):

	Q1 2022	Q1 2021	% Change
Same Store Total Units	13,456	13,406
Same Store Occupied Units	12,699	12,781
Same Store Ending Occupancy	94.4%	95.3%	-0.9%
Same Store Average Rent per Unit	$1,310	$1,135	15.4%

Same Store Revenues
Same Store Rental Income	$54,121	$48,434	11.7%
Same Store Other Income	1,382	1,443	-4.2%
Total Same Store Revenues	55,503	49,877	11.3%

Same Store Operating Expenses
Payroll	4,581	4,276	7.1%
Repairs & Maintenance	4,416	4,008	10.2%
Utilities	2,572	2,281	12.8%
Real Estate Taxes	6,835	7,253	-5.8%
Insurance	1,275	1,154	10.5%
Property Management Fees	1,605	1,423	12.8%
Office Operations	801	722	10.9%
Marketing	441	393	12.2%
Total Same Store Operating Expenses	22,526	21,510	4.7%

Same Store Operating Income
Miscellaneous income	178	128	39.1%
Total Same Store Operating Income	178	128	39.1%

Q1 Same Store NOI	$33,155	$28,495	16.4%

NXRT.NEXPOINT.COM	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q1 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	bps ∆	Q1 2022	Q1 2021	% Change
Texas
Dallas	2,367	$1,122	$973	15.3%	93.6%	95.6%	-200	$8,492	$7,693	10.4%
Houston	1,183	1,203	1,118	7.6%	93.7%	94.5%	-80	4,328	4,072	6.3%
Average/Total	3,550	1,149	1,021	12.5%	93.7%	95.2%	-150	12,820	11,765	9.0%

North Carolina
Charlotte	562	1,150	1,015	13.3%	95.2%	96.4%	-120	1,945	1,817	7.0%
Average/Total	562	1,150	1,015	13.3%	95.2%	96.4%	-120	1,945	1,817	7.0%

Georgia
Atlanta	1,457	1,311	1,135	15.5%	94.6%	95.7%	-110	5,520	5,093	8.4%
Average/Total	1,457	1,311	1,135	15.5%	94.6%	95.7%	-110	5,520	5,093	8.4%

Tennessee
Nashville	1,338	1,160	1,019	13.8%	94.9%	94.6%	30	4,931	4,312	14.4%
Average/Total	1,338	1,160	1,019	13.8%	94.9%	94.6%	30	4,931	4,312	14.4%

Florida
Orlando	1,172	1,344	1,151	16.8%	95.2%	94.5%	70	4,828	4,152	16.3%
Tampa	576	1,216	991	22.7%	93.9%	95.7%	-180	2,096	1,820	15.2%
South Florida	1,959	1,723	1,471	17.1%	94.9%	96.3%	-140	10,434	9,214	13.2%
Average/Total	3,707	1,524	1,295	17.7%	94.9%	95.6%	-70	17,358	15,186	14.3%

Arizona
Phoenix	1,679	1,335	1,136	17.5%	95.3%	96.4%	-110	7,089	6,187	14.6%
Average/Total	1,679	1,335	1,136	17.5%	95.3%	96.4%	-110	7,089	6,187	14.6%

Nevada
Las Vegas	1,163	1,328	1,153	15.2%	92.3%	93.1%	-80	4,458	4,074	9.4%
Average/Total	1,163	1,328	1,153	15.2%	92.3%	93.1%	-80	4,458	4,074	9.4%

Average/Total	13,456	$1,310	$1,135	15.4%	94.4%	95.3%	-90	$54,121	$48,434	11.7%
(1)	This table only includes the 34 properties in our Q1 Same Store pool.

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q1 2022	Q4 2021	% Change	Q1 2022	Q4 2021	bps ∆	Q1 2022	Q4 2021	% Change
Texas
Dallas	2,367	$1,122	$1,068	5.1%	93.6%	94.8%	-120	$8,492	$8,245	3.0%
Houston	1,183	1,203	1,185	1.5%	93.7%	94.1%	-40	4,328	4,309	0.4%
Average/Total	3,550	1,149	1,107	3.8%	93.7%	94.6%	-90	12,820	12,554	2.1%

North Carolina
Charlotte	562	1,150	1,109	3.7%	95.2%	95.4%	-20	1,945	1,899	2.4%
Average/Total	562	1,150	1,109	3.7%	95.2%	95.4%	-20	1,945	1,899	2.4%

Georgia
Atlanta	1,457	1,311	1,281	2.3%	94.6%	92.4%	220	5,520	5,320	3.8%
Average/Total	1,457	1,311	1,281	2.3%	94.6%	92.4%	220	5,520	5,320	3.8%

Tennessee
Nashville	1,338	1,160	1,108	4.7%	94.9%	95.4%	-50	4,931	4,793	2.9%
Average/Total	1,338	1,160	1,108	4.7%	94.9%	95.4%	-50	4,931	4,793	2.9%

Florida
Orlando	1,172	1,344	1,285	4.6%	95.2%	95.6%	-40	4,828	4,659	3.6%
Tampa	576	1,216	1,161	4.7%	93.9%	94.8%	-90	2,096	2,030	3.3%
South Florida	1,959	1,723	1,645	4.7%	94.9%	94.5%	40	10,433	9,854	5.9%
Average/Total	3,707	1,524	1,456	4.7%	94.9%	94.9%	0	17,357	16,543	4.9%

Arizona
Phoenix	1,679	1,335	1,284	4.0%	95.3%	94.9%	40	7,089	6,887	2.9%
Average/Total	1,679	1,335	1,284	4.0%	95.3%	94.9%	40	7,089	6,887	2.9%

Nevada
Las Vegas	1,163	1,328	1,293	2.7%	92.3%	91.0%	130	4,459	4,380	1.8%
Average/Total	1,163	1,328	1,293	2.7%	92.3%	91.0%	130	4,459	4,380	1.8%

Average/Total	13,456	$1,310	$1,260	4.0%	94.4%	94.3%	10	$54,121	$52,376	3.3%

(1)	This table only includes the 34 properties in our Q1 Same Store pool.

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net loss, the most directly comparable GAAP financial measure, for the three months ended March 31, 2022 and 2021 (in thousands, except per share amounts):

		For the Three Months Ended March 31,
		2022	2021	% Change
Net loss		$(4,667)	$(6,900)	32.4%
Depreciation and amortization		23,718	20,758	14.3%
Adjustment for noncontrolling interests		(57)	(41)	39.0%
FFO attributable to common stockholders		18,994	13,817	37.5%

FFO per share - basic		$0.74	$0.55	34.5%
FFO per share - diluted		$0.74	$0.55	34.5%

Casualty-related expenses		1,047	42	N/M
Casualty gain		(128)	—	0.0%
Pandemic expense	(1)	3	24	N/M
Amortization of deferred financing costs - acquisition term notes		179	209	(14.4)%
Adjustment for noncontrolling interests		(4)	(1)	N/M
Core FFO attributable to common stockholders		20,091	14,091	42.6%

Core FFO per share - basic		$0.78	$0.56	39.5%
Core FFO per share - diluted		$0.78	$0.56	39.5%

Amortization of deferred financing costs - long term debt		386	352	9.7%
Equity-based compensation expense		1,876	1,608	16.7%
Adjustment for noncontrolling interests		(7)	(6)	16.7%
AFFO attributable to common stockholders		22,346	16,045	39.3%

AFFO per share - basic		$0.87	$0.64	36.3%
AFFO per share - diluted		$0.87	$0.64	36.3%

Weighted average common shares outstanding - basic		25,620	25,068	2.2%
Weighted average common shares outstanding - diluted		25,620	25,068	2.2%

Dividends declared per common share		$0.380	$0.341	11.4%

FFO Coverage - diluted	(2)	1.95x	1.62x	20.8%
Core FFO Coverage - diluted	(2)	2.06x	1.65x	25.3%
AFFO Coverage - diluted	(2)	2.30x	1.88x	22.4%
(1)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(2)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

NXRT.NEXPOINT.COM	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q1 2022	Q1 2021	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$—	$—	N/A

Capitalized Rehab Expenditures
Interior	4,714	2,332	102.2%
Exterior and common area	917	2,960	-69.0%

Capitalized Maintenance Expenditures
Recurring	2,043	1,259	62.3%
Non-Recurring	1,200	732	63.9%

Total Capital Expenditures	$8,874	$7,283	21.9%

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors on Forest Ridge	210	165	$785	$885	$4,429	12.9%	27.3%
Cutter's Point	196	140	956	1,073	5,825	12.3%	24.2%
Silverbrook	642	469	795	880	4,071	10.8%	25.3%
Summit at Sabal Park	252	213	951	1,053	5,669	10.7%	21.6%
Courtney Cove	324	211	896	998	4,887	11.4%	25.1%
Timber Creek	352	222	869	1,011	7,573	16.3%	22.5%
Radbourne Lake	225	315	1,020	1,066	1,110	4.6%	50.4%
Sabal Palm at Lake Buena Vista	400	32	1,265	1,365	986	7.9%	121.8%
The Cornerstone	430	362	950	1,039	5,359	9.3%	19.9%
The Preserve at Terrell Mill	752	606	832	987	10,104	18.5%	18.3%
Versailles	388	293	801	899	6,127	12.2%	19.2%
Seasons 704 Apartments	222	195	1,119	1,230	6,048	9.9%	22.0%
Madera Point	256	234	847	954	4,232	12.6%	30.3%
Venue at 8651	333	271	803	911	6,711	13.4%	19.3%
Parc500	217	185	1,232	1,418	14,314	15.1%	15.6%
The Venue on Camelback	415	194	720	973	10,131	35.2%	30.0%
Hollister Place	260	202	904	1,055	7,413	16.7%	24.4%
Rockledge Apartments	708	296	1,133	1,326	10,397	17.1%	22.3%
Atera Apartments	380	190	1,145	1,294	3,332	13.0%	53.6%
Versailles II	242	53	930	1,056	4,851	13.5%	31.1%
Brandywine I & II	632	283	990	1,145	8,602	15.7%	21.6%
Bella Vista	248	141	1,400	1,557	10,828	11.2%	17.4%
The Enclave	204	123	1,393	1,574	9,723	13.0%	22.3%
The Heritage	204	121	1,324	1,479	10,829	11.8%	17.2%
Summers Landing	196	18	861	1,020	7,612	18.5%	25.1%
Residences at Glenview Reserve	360	102	1,054	1,229	11,219	16.6%	18.7%
Residences at West Place	342	58	1,330	1,473	7,426	10.7%	23.0%
Avant at Pembroke Pines	1,520	358	1,651	1,902	14,023	15.2%	21.5%
Arbors of Brentwood	346	71	1,237	1,405	9,155	13.6%	22.1%
Torreyana Apartments	316	25	1,455	1,575	11,858	8.3%	12.2%
Bloom	528	60	1,231	1,386	11,906	12.6%	15.7%
Bella Solara	320	76	1,262	1,425	9,897	12.9%	19.7%
Fairways of San Marcos	352	67	1,502	1,679	11,403	11.8%	18.7%
The Verandas at Lake Norman	264	14	1,422	1,604	10,070	12.8%	21.6%
Creekside at Matthews	240	16	1,310	1,417	5,037	8.2%	25.5%
Six Forks Station	323	15	1,084	1,315	10,027	21.4%	27.7%
High House at Cary (4)	302	2	N/A	N/A	N/A	N/A	N/A
Total/Weighted Average	13,901	6,398	$1,006	$1,145	$7,648	13.8%	21.8%
(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through March 31, 2022.
(3)	Inclusive of all full and partial interior upgrades completed and leased through March 31, 2022.
(4)	High House at Cary completed two interior rehab units in the first quarter, neither were leased as of March 31, 2022.

NXRT.NEXPOINT.COM	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors on Forest Ridge	210	114	$721	$40	66.9%
Cutter's Point	196	129	717	45	76.1%
Silverbrook	642	369	726	48	80.2%
Summit at Sabal Park	252	234	990	40	48.5%
Timber Creek	352	133	750	45	72.0%
Radbourne Lake	225	224	717	40	66.9%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
The Cornerstone	430	17	809	50	74.2%
Versailles	388	295	864	50	68.9%
Madera Point	256	156	885	30	40.2%
Venue at 8651	333	221	716	46	77.1%
Hollister Place	260	227	961	50	62.4%
Rockledge Apartments	708	580	801	40	60.0%
Atera Apartments	380	356	805	40	59.9%
Versailles II	242	121	875	27	37.3%
Brandywine I & II	632	79	1,037	78	90.8%
Summers Landing	196	76	801	50	74.9%
Avant at Pembroke Pines	1,520	50	789	39	58.9%
Arbors of Brentwood	346	282	819	50	73.0%
The Verandas at Lake Norman	264	57	1,087	45	49.7%
Creekside at Matthews	240	75	1,083	55	60.9%
Six Forks Station	323	81	1,100	55	60.0%
Total/Weighted Average	8,795	4,510	$812	$48	70.8%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through March 31, 2022.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through March 31, 2022.

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors on Forest Ridge	210	210	$1,416	$45	27.7%
Cutter's Point	196	196	1,400	45	28.0%
Silverbrook	642	642	1,308	45	29.9%
Courtney Cove	324	324	1,238	35	22.4%
Timber Creek	352	352	1,299	45	30.2%
Radbourne Lake	225	225	630	35	50.0%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	31.7%
The Cornerstone	430	430	1,236	45	31.7%
Versailles	388	388	1,080	45	36.3%
Madera Point	256	256	1,283	45	30.5%
Venue at 8651	333	333	1,229	45	31.9%
Hollister Place	260	260	843	35	47.3%
Old Farm	734	734	928	45	55.3%
Stone Creek at Old Farm	190	190	909	45	56.5%
Atera Apartments	380	380	1,339	50	33.5%
Versailles II	242	242	1,241	45	31.6%
Brandywine I & II	632	632	1,234	45	31.7%
Bella Vista	248	248	970	40	43.3%
The Enclave	204	204	966	40	43.5%
The Heritage	204	204	997	40	42.1%
Summers Landing	196	196	1,449	45	27.0%
Residences at Glenview Reserve	360	360	1,017	45	46.9%
Avant at Pembroke Pines	1,520	1,520	1,350	45	29.0%
Arbors of Brentwood	346	346	1,419	45	27.6%
Fairways of San Marcos	352	352	901	40	19.7%
Total/Weighted Average	9,624	9,624	$1,185	$43	33.5%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
The Venue on Camelback	415	—	TBD	TBD	TBD
Rockledge Apartments	708	—	TBD	TBD	TBD
Residences at West Place	342	—	TBD	TBD	TBD
Torreyana Apartments	316	—	TBD	TBD	TBD
Bloom	528	—	TBD	TBD	TBD
Bella Solara	320	—	TBD	TBD	TBD
The Verandas at Lake Norman	264	—	TBD	TBD	TBD
Creekside at Matthews	240	—	TBD	TBD	TBD
Six Forks Station	323	—	TBD	TBD	TBD
Total/Weighted Average Planned	4,682	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through March 31, 2022.
(3)	Inclusive of all smart home technology package upgrades completed and leased through March 31, 2022.

NXRT.NEXPOINT.COM	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of March 31, 2022 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	2.13%	7/1/2024
Cutter's Point	Floating	84	16,640	2.13%	7/1/2024
Silverbrook	Floating	84	30,590	2.13%	7/1/2024
The Summit at Sabal Park	Floating	84	13,560	2.07%	7/1/2024
Courtney Cove	Floating	84	13,680	2.07%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	2.07%	7/1/2024
Versailles	Floating	84	23,880	2.07%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	2.07%	7/1/2024
Madera Point	Floating	84	15,150	2.07%	7/1/2024
Venue at 8651	Floating	84	13,734	2.23%	7/1/2024
The Venue on Camelback	Floating	84	28,093	2.13%	7/1/2024
Old Farm	Floating	84	52,886	2.13%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	2.13%	7/1/2024
Timber Creek	Floating	84	24,100	1.71%	10/1/2025
Radbourne Lake	Floating	84	20,000	1.74%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	1.75%	9/1/2025
Cornerstone	Fixed	120	20,672	4.24%	3/1/2023
Parc500	Fixed	120	14,590	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	1.79%	10/1/2025
Rockledge Apartments	Floating	84	68,100	2.02%	7/1/2024
Atera Apartments	Floating	84	29,500	1.93%	11/1/2024
Versailles II	Floating	84	12,061	1.63%	10/1/2025
Brandywine I & II	Floating	84	43,835	1.63%	10/1/2025
Bella Vista	Floating	84	29,040	1.77%	2/1/2026
The Enclave	Floating	84	25,322	1.77%	2/1/2026
The Heritage	Floating	84	24,625	1.77%	2/1/2026
Summers Landing	Floating	84	10,109	1.63%	10/1/2025
Residences at Glenview Reserve	Floating	84	26,270	1.89%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100	1.88%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	1.88%	10/1/2026
Torreyana Apartments	Floating	84	37,400	2.15%	12/1/2026
Bloom	Floating	84	58,850	2.15%	12/1/2026
Bella Solara	Floating	84	36,575	2.15%	12/1/2026
Fairways at San Marcos	Floating	84	46,464	2.29%	12/1/2027
The Verandas at Lake Norman	Floating	84	34,925	2.01%	7/1/2028
Creekside at Matthews	Floating	84	31,900	2.01%	7/1/2028
Six Forks Station	Floating	120	41,180	1.87%	10/1/2031
High House at Cary (3)	Floating	84	46,625	2.17%	1/1/2029
			$1,280,765
Fair market value adjustment			1,009
Deferred financing costs, net of accumulated amortization of $5,433			(5,534)
			$1,276,240
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR was 0.452% and 30-Day Average SOFR was 0.15934% as of March 31, 2022.
(3)	Formerly known as Hudson High House.

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of March 31, 2022 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	36	$335,000	2.80%	6/30/2024
Deferred financing costs, net of accumulated amortization of $461			(2,021)
			$332,979
(1)	Interest rate is based on Term SOFR plus an applicable margin. Term SOFR as of March 31, 2022 was 0.3024%.

Interest Rate Swap Agreements

As of March 31, 2022, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
April 1, 2017	April 1, 2022	KeyBank	$100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
March 1, 2022	March 1, 2025	Truist	145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%
			$1,417,500	1.2128%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of March 31, 2022, one-month LIBOR was 0.452%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swap (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2026	January 1, 2027	KeyBank	$92,500	1.7980%

(1)	The floating rate option for the interest rate swap is one-month LIBOR. As of March 31, 2022, one-month LIBOR was 0.452%.
(2)	Represents the weighted average fixed rate of the forward interest rate swap.

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of March 31, 2022 for the next five calendar years subsequent to March 31, 2022 and thereafter. We used the applicable reference rates as of March 31, 2022 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	2022	2023	2024	2025	2026	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,280,765	$1,040	$21,047	$394,956	$205,662	$423,149	$234,911
Interest expense	(1)	120,478	27,846	26,532	22,440	16,861	11,213	15,586
Total		$1,401,243	$28,886	$47,579	$417,396	$222,523	$434,362	$250,497

Credit Facility
Principal payments		$335,000	$—	$—	$335,000	$—	$—	$—
Interest expense		21,493	7,216	9,544	4,733	—	—	—
Total		$356,493	$7,216	$9,544	$339,733	$—	$—	$—

Total contractual obligations and commitments		$1,757,736	$36,102	$57,123	$757,129	$222,523	$434,362	$250,497

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of March 31, 2022, we had entered into 13 interest rate swap transactions with a combined notional amount of $1.4 billion. We have allocated the total impact of expected settlements on the $1.4 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used the applicable reference rates as of March 31, 2022 to determine our expected settlements through the terms of the interest rate swaps.

(1)

As of March 31, 2022, we had total indebtedness of $1.6 billion at an adjusted weighted average interest rate of 2.95%, of which $1.5 billion was debt with a floating interest rate. As of March 31, 2022, interest rate swap agreements effectively covered 100% of our $1.2 billion of floating rate mortgage debt outstanding and 61.4% of our $335.0 million floating rate Credit Facility. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.2128% for one-month LIBOR on the $1.4 billion notional amount of interest rate swap agreements that we have entered into as of March 31, 2022, which effectively fix the interest rate on $1.4 billion of our floating rate debt outstanding.

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,379	17,224	87,878
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,662	32,062	49,941
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,655	20,705	82,163
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,635	20,585	63,534
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,437	25,687	114,164
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	3,947	26,697	75,844
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,610	34,160	79,442
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,997	30,162	77,737
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,626	23,876	71,700
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	462	23,794	125,232
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,961	27,461	105,619
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Versailles II	Dallas, TX	242	9/26/2018	24,680	2,843	27,523	113,731
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,787	87,587	138,587
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	316	11/22/2019	68,000	2,771	70,771	223,959
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,366	88,846	252,403
The Verandas at Lake Norman	Charlotte, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Charlotte, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
High House at Cary	Cary, NC	302	12/7/2021	93,250	1,677	94,927	314,328
Total/Weighted Average		14,825		$2,099,530	$164,394	$2,263,924	$152,710
(1)	Only includes properties owned as of March 31, 2022.
(2)	Includes interior and exterior rehab.

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Sales Price Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, Virginia	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, Tennessee	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, Tennessee	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, Texas	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Beechwood Terrace	Antioch, Tennessee	300	21,400	53,600	178,667	11/1/2021	53,003	33,960
Cedar Pointe	Antioch, Tennessee	210	26,500	37,650	179,286	11/1/2021	37,231	12,252
Total/Weighted Average		8,383	$565,094	$915,175	$109,170		$902,950	$361,083
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, if applicable, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, if applicable, (6) casualty-related expenses/(recoveries) and casualty gains (losses), (7) pandemic expenses that are not reflective of continuing operations of the properties and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, if applicable, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the amount attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred on the early payment of debt, the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt, costs incurred in connection with a debt modification that are not capitalized as deferred financing costs and other costs incurred in a debt extinguishment that are expensed), if applicable, casualty-related expenses/and recoveries and gains (losses), pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

NXRT.NEXPOINT.COM	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q1 2022	Q1 2021
Total mortgage debt	$1,280,765	$1,167,880
Credit facilities	335,000	183,000
Total Debt	1,615,765	1,350,880
Adjustments to arrive at net debt:
Cash and cash equivalents	(99,538)	(22,706)
Restricted cash held for value-add upgrades and green improvements	(14,057)	(9,139)
Net Debt	$1,502,170	$1,319,035
Enterprise Value (1)	$3,823,170	$2,477,035
Leverage Ratio	39%	53%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

Guidance Reconciliations of NOI, Same Store NOI, NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (loss) (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2022	For the Three Months Ended June 30, 2022
		Mid-Point (1)	Mid-Point (1)
Net income (loss)		$110,390	$(5,821)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		7,634	1,934
Corporate general and administrative expenses		13,900	3,471
Property general and administrative expenses	(2)	2,868	650
Depreciation and amortization		94,259	24,439
Interest expense		49,069	13,066
Casualty-related recoveries		(128)	—
Loss on extinguishment of debt and modification costs		1,121	—
Gain on sales of real estate		(127,530)	—
NOI	(3)	$151,583	$37,739
Less Non-Same Store
Revenues	(4)	(41,815)
Operating expenses	(4)	17,092
Same Store NOI	(4)	$126,860
(1)

Mid-Point estimates shown for full year and second quarter 2022 guidance. Assumptions made for full year and second quarter 2022 NOI guidance include the Same Store operating growth projections included in the “2022 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(3)

2022 Pro Forma NOI assumes The Adair, Estates on Maryland, Old Farm, Stone Creek and Hollister Place were owned for the full year 2022, which we estimate would have contributed approximately an additional $800, $1,000, $1,900, $500 and $700, respectively, to NOI.

(4)

Amounts are derived from the results of operations of our pro forma Full Year 2022 Same Store properties and Non-Same Store properties. There are 31 properties in our pro forma Full Year 2022 Same Store pool.

The following table reconciles our NOI to our net income for the years ended December 31, 2021 and 2020 and the three months ended December 31, 2021 (in thousands):

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

		For the Year Ended December 31,		For the Three Months Ended December 31,
		2021	2020	2021
Net income		$23,106	$44,150	$38,831
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		7,631	7,670	1,925
Corporate general and administrative expenses		11,966	10,035	2,896
Casualty-related expenses/(recoveries)	(1)	(200)	790	72
Casualty gains		(2,595)	(5,886)	(216)
Pandemic expense	(2)	50	510	4
Property general and administrative expenses	(3)	2,232	1,644	571
Depreciation and amortization		86,878	82,411	24,543
Interest expense		44,623	44,753	11,793
Loss on extinguishment of debt and modification costs		912	1,470	584
Gain on sales of real estate		(46,214)	(69,151)	(46,214)
NOI		$128,389	$118,396	$34,789
(1)	Adjustment to net income to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(3)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net income (loss) (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2022 (in thousands, except per share data):

For the Year Ended December 31, 2022
Mid-Point
Net income	$110,390
Depreciation and amortization	94,259
Gain on sales of real estate	(127,530)
Adjustment for noncontrolling interests	(237)
FFO attributable to common stockholders	76,882
FFO per share - diluted (1)	$2.93

Loss on extinguishment of debt and modification costs	1,121
Casualty-related expenses	160
Amortization of deferred financing costs - acquisition term notes	852
Pandemic expense	3
Adjustment for noncontrolling interests	(5)
Core FFO attributable to common stockholders	79,013
Core FFO per share - diluted (1)	$3.01

Amortization of deferred financing costs - long term debt	1,536
Equity-based compensation expense	7,868
Adjustment for noncontrolling interests	(30)
AFFO attributable to common stockholders	88,387
AFFO per share - diluted (1)	$3.37

Weighted average common shares outstanding - diluted	26,237
(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 26.2 million for the full year 2022.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income, the most directly comparable GAAP financial measure, for the years ended December 31, 2021 and 2020 (in thousands, except per share amounts):

		For the Year Ended December 31,
		2021	2020
Net income		$23,106	$44,150
Depreciation and amortization		86,878	82,411
Gain on sales of real estate		(46,214)	(69,151)
Adjustment for noncontrolling interests		(191)	(172)
FFO attributable to common stockholders		63,579	57,238

FFO per share - basic		$2.53	$2.32
FFO per share - diluted		$2.47	$2.27

Loss on extinguishment of debt and modification costs		912	1,470
Casualty-related expenses/(recoveries)		(200)	790
Casualty gains		(2,595)	(5,886)
Pandemic expense	(1)	50	510
Amortization of deferred financing costs - acquisition term notes		737	1,384
Adjustment for noncontrolling interests		4	6
Core FFO attributable to common stockholders		62,487	55,512

Core FFO per share - basic		$2.48	$2.25
Core FFO per share - diluted		$2.43	$2.20

Amortization of deferred financing costs - long term debt		1,460	1,453
Equity-based compensation expense		6,997	5,504
Adjustment for noncontrolling interests		(25)	(21)
AFFO attributable to common stockholders		70,919	62,448

AFFO per share - basic		$2.82	$2.53
AFFO per share - diluted		$2.75	$2.47

Weighted average common shares outstanding - basic		25,170	24,715
Weighted average common shares outstanding - diluted		25,760	25,234
(1)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.

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